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                                                                   EXHIBIT 23.01

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our reports dated October 27, 1995 (except with respect to the matters discussed in Note 14, as to which the date is December 14, 1995) and November 15, 1995, and to all references to our Firm included in or made a part of this registration statement.


                                        ARTHUR ANDERSEN LLP

Melville, New York
August  26, 1996